Exhibit A
                                                    to
                                       Expense Limitation Agreement
                                            Amended 7/24/2007


Fund                            Class                        Expense Cap                 Termination Date

Ark Midcap Value Fund           Institutional                0.99%                        10/31/09
Ark Concentrated Growth Fund    Institutional                0.85%                        10/31/09
Ark Large Cap Growth Fund       Institutional                0.79%                        10/31/09
ClariVest International         Class I                      0.99%                        03/01/10
Equity Fund
ClariVest International         Class II                     1.24%                        03/01/10
Equity Fund
ClariVest SMid Cap Growth Fund  Class I                      1.00%                        03/01/10
ClariVest SMid Cap Growth Fund  Class II                     1.25%                        03/01/10
Smith Group Large Cap Core      Class I                      0.79%                        05/31/10
Growth Fund
Smith Group Large Cap Core      Class II                     1.04%                        05/31/10
Growth Fund
Mount Lucas U.S. Focused        Class I                      0.95%                        09/25/10
Equity Fund
Mount Lucas U.S. Focused        Class II                     1.20%                        09/25/10
Equity Fund
Disciplined Global Equity Fund  Class I                      0.90%                        09/25/10
Disciplined Global Equity       Class II                     1.15%                        09/25/10
Fund